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                                                                     EXHIBIT 5

                                 June 7, 1996


Board of Directors
United HealthCare Corporation
300 Opus Center
9900 Bren Road East
Minnetonka, MN  55343

     Re:  United HealthCare Corporation
          611,032 Shares of Common Stock
          Form S-3 Registration Statement

Ladies and Gentlemen:

     I am General Counsel for United HealthCare Corporation ("UHC"), a Minnesota corporation. UHC is filing a Registration Statement on Form S-3 (the "Registration Statement") covering the sale by Warburg, Pincus Investors, L.P. ("Warburg") of shares of the common stock, $.01 par value (the "Common Stock") of UHC.

     In connection with the rendering of this opinion, I, or members of my staff, have examined originals or copies, certified or otherwise identified to my satisfaction, of such instruments, documents, certificates, agreements and records as I have deemed necessary or appropriate under the circumstances for the purpose of rendering this opinion. In so acting, I have examined and relied upon the accuracy of original, certified, conformed, photostatic, or telecopied copies of such instruments, documents, certificates, agreements and records. In all such examinations, I have assumed the genuineness and due authorization of all signatures on, and the authenticity and completeness of, all documents submitted to me as originals, and the conformity to such original documents of all copies submitted to me as copies, and the veracity and completeness of statements, both written and oral, made by officers or other representatives of UHC and Warburg. As to various questions of fact material to my opinion, I have relied upon the veracity of the factual representations made by UHC and Warburg in certificates and in other statements, both written and oral, from officers and other representatives of UHC and Warburg, and upon certificates and other written or telephonic statements of public officials, and I have assumed that the facts and circumstances contained in such certificates and other statements are true and complete and have not changed since the date thereof. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than UHC, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

     Based on the foregoing, I am of the opinion that the shares of Common
Stock to be sold by Warburg in connection with the Registration Statement have been duly authorized and, when issued upon conversion of shares of 5.75% Series A Convertible Preferred Stock of the Company, will be validly issued, fully paid and nonassessable.

     This opinion is given as of the date set forth above and I assume no obligation to advise you of any changes, whether or not material, which may be brought to my attention at a later date. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.
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        I am a member of the Bar of the State of Minnesota only and do not hold myself out as an expert on the law of any other state or of any foreign county. This opinion is rendered solely for, and may be relied upon only by, you in connection with the transaction the Registration Statement describes. Finally, this opinion may not be disseminated to, or relied upon by, any other person or entity for any other purpose without my prior written consent.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to me under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                            Sincerely,

                                            /s/ Kevin H. Roche

                                            Kevin H. Roche
                                            General Counsel